Exhibit 5.1

January 4, 2005

American Land Lease, Inc.

29399 U.S. Hwy 19 North, Suite 320

Clearwater, Florida 33761

Re:	American Land Lease, Inc.

  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to American Land Lease, Inc., a Delaware corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 1 (the “Amended Registration Statement”) to the Registration Statement on Form S-3, which was filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 29, 1998 and amended on December 31, 1998, under the Securities Act of 1933, as amended (the “Securities Act”). The Amended Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Company with an aggregate initial public offering price of up to $200,000,000: (i) senior, senior subordinated or subordinated debt securities (the “Debt Securities”), which may be issued under Indentures (the “Indentures”) entered into or proposed to be entered into among the Company and trustees (the “Trustees”) that will be appointed prior to the issuance of the Debt Securities, (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), and (iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended Registration Statement; (ii) the Second Amended and Restated Certificate of Incorporation of the Company; (iii) the Third Amended and Restated Bylaws of the Company; and (iv) certain resolutions of the Board of Directors of the Company

American Land Lease, Inc.

January 4, 2005

relating to the Amended Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have assumed that the Indentures will be duly authorized, executed and delivered by the Trustees and that any series of Debt Securities that may be issued (the “Offered Debt Securities”) will be manually signed by duly authorized officers of the Trustees. In addition, we have assumed that the Indentures when executed will be in substantially the forms satisfactory to us.

The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

(a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;

(c) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

American Land Lease, Inc.

January 4, 2005

(d) we do not express any opinion as to the enforceability of any provision of any document purporting to prohibit, restrict or condition the assignment of rights under such document to the extent such restriction on assignability is governed by the Uniform Commercial Code; and

(e) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any agreement or instrument, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

Our opinions set forth below are limited to the General Corporation Law of the State of Delaware (the “DGCL”) and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Amended Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Offered Debt Securities, when (i) the applicable Indenture has been duly authorized, executed and delivered by each of the Company and the applicable Trustee, as qualified to act under the Trust Indenture Act of 1939; (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities; (iii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Company’s charter documents, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or

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January 4, 2005

governmental body having jurisdiction over the Company; (iv) the applicable Indenture has been duly executed and delivered by the parties thereto, and (v) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to the Preferred Stock, when (i) if the Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Preferred Stock in accordance with applicable board resolutions, including the adoption of a Certificate of Designation for such related series of Preferred Stock in the form required by applicable law, (iii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware, (iv) certificates representing the Preferred Stock in the form of the specimen certificate satisfactory to us have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof, and (v) the Company receives the agreed upon consideration per share for the Preferred Stock in an amount at least equal to the par value thereof and in a form legally valid under Section 152 of the DGCL, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Common Stock, when (i) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and sale of the Common Stock in accordance with applicable board resolutions, (iii) certificates representing the Common Stock in the form of the specimen certificate satisfactory to us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof, and (iv) the Company receives consideration per share of the Common Stock in an amount at least equal to the par value thereof and in a form legally valid under Section 152 of the DGCL, the Common Stock will be validly issued, fully paid and nonassessable.

American Land Lease, Inc.

January 4, 2005

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Amended Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Amended Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP